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                        [LETTERHEAD OF CORBIN & WERTZ]

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cypress Financial Services, Inc. (the "Company") on Form S-8 of our report, dual dated January 5, 1996 and July 24, 1996, accompanying the consolidated financial statements of the Company appearing in its 1995 Annual Report on Form 10-KSB as of September 30, 1995, and for the nine months ended September 30, 1995 and the year ended December 31, 1994.


            /s/ CORBIN & WERTZ
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Irvine, California
October 9, 1996